FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2002
                                                      REGISTRATION NO. 333-30378
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                        WESTCOAST HOSPITALITY CORPORATION
             (Exact name of registrant as specified in its charter)

          Washington                                          91-1032187
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
                                 (509) 459-6100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Donald K. Barbieri
                      President and Chief Executive Officer
                        WestCoast Hospitality Corporation
                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
                                 (509) 459-6100
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service)

                              ---------------------

                                   Copies to:
                                Frank C. Woodruff
                              Riddell Williams P.S.
                      1001 Fourth Avenue Plaza, Suite 4500
                            Seattle, Washington 98154
                                 (206) 624-3600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

           WestCoast Hospitality Corporation (the "Registrant") has filed a Registration Statement on Form S-3, as amended (Registration No. 333-30378) (the "Registration Statement"), registering the resale, by the selling shareholders named therein, of 238,884 shares of common stock, par value $0.01 per share, of the Registrant. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

























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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-30378) to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Spokane, State of Washington, on the 23rd day of September, 2002.

                                     WESTCOAST HOSPITALITY CORPORATION


                                 By: /s/ Donald K. Barbieri
                                     -------------------------------------------
                                     Donald K. Barbieri, Chairman, President and
                                       Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-30378) has been signed by the following persons in the capacities indicated.

         Signature                                    Title                                 Date

/s/ Donald K. Barbieri
------------------------------     Chairman of the Board, President and Chief
Donald K. Barbieri                 Executive Officer (Principal Executive Officer)    September 23, 2002

*
------------------------------     Executive Vice President, Chief Financial
Arthur M. Coffey                   Officer and Director (Principal Financial          September 23, 2002
                                   Officer)
/s/ Peter Hausback
------------------------------     Controller                                         September 23, 2002
Peter Hausback

/s/ Richard L. Barbieri
------------------------------     Senior Vice President, General Counsel and
Richard L. Barbieri                Director                                           September 23, 2002

*
------------------------------     Director                                           September 23, 2002
Stephen R. Blank

*
------------------------------     Director                                           September 23, 2002
Peter F. Stanton

*
------------------------------     Director                                           September 23, 2002
Ronald R. Taylor


* By: /s/ Richard L. Barbieri                                                         September 23, 2002
     -------------------------
      Richard L. Barbieri
      Attorney-in-Fact


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